                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ______________

                                  FORM 8-K/A

                                CURRENT REPORT
                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   October 12, 2000
                                                  --------------------------

                          Unigraphics Solutions Inc.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)



     Delaware                   001-14155                       75-2728894
     --------                   ---------                       ----------
 (State or Other               (Commission                   (I.R.S. Employer
 Jurisdiction of               File Number)               Identification Number)
 Incorporation)



   13736 Riverport Drive, Maryland Heights, Missouri            63043
-------------------------------------------------------- -------------------
       (Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code:    314-344-5900
                                                    ----------------------

                               EXPLANATORY NOTE
                               ----------------

        This Current Report on Form 8-K/A is being filed to include the financial statements and pro forma financial information previously omitted from the original filing made on October 27, 2000, as permitted by Item 7 thereof.

Item 2.  Acquisition or Disposition of Assets.

        On September 5, 2000, Unigraphics Solutions Inc., a Delaware corporation ("Parent"), UGS Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Engineering Animation, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, on September 13, 2000, Parent commenced a cash tender offer for all outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock") and the related rights to purchase shares of the Series A Junior Participating Preferred Stock of the Company issued pursuant to the Company Rights Plan, dated as of January 1, 1996 by and between the Company and First Chicago Trust Company of New York, as Rights Agent, for a price of $13.75 net per share upon the terms and conditions set forth in the Offer to Purchase dated September 13, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constituted the "Offer"). Purchaser acquired approximately 10,896,929 shares of Common Stock pursuant to the Offer, which expired on October 11, 2000. The acquired shares represented more than 90% of the Company's outstanding Common Stock.

        On October 23, 2000, Purchaser merged with and into the Company (the "Merger") pursuant to the Merger Agreement without a vote of the Company's shareholders in accordance with Section 253 of the Delaware General Corporation Law. Following the Merger, the Company continued as the surviving corporation and became a wholly owned subsidiary of Parent, and the separate corporate existence of Purchaser ceased. As of the effective time of the Merger, each share of Common Stock then outstanding (other than shares held by the Company or any of its subsidiaries, Parent or Purchaser) was canceled and converted automatically into the right to receive $13.75 per share, net to the seller in cash, without interest thereon. The Company's Common Stock, previously traded on the Nasdaq National Market under the symbol "EAII," was deregistered following the Merger.

        The total amount of funds required to purchase all of the outstanding Common Stock was approximately $166,157,858. Purchaser obtained all funds needed for the Offer and the Merger through advances made by Parent. Parent obtained the funds for such advances from borrowings under the Intercompany Credit Agreement dated as of January 1, 1998, as amended on September 1, 2000, between Parent and Electronic Data Systems Corporation, a Delaware corporation and Parent's controlling shareholder ("EDS").

        The terms of the Offer and the Merger and the relationships between the Company and Purchaser, Parent and EDS, and the Company and the respective directors and executive officers of Purchaser, Parent and EDS, were described in the Offer to Purchase dated September 13, 2000 filed as an exhibit to the Schedule TO (File No. 005-48517) filed by Purchaser, Parent and EDS, which is incorporated herein by reference. The terms of the Offer and the Merger were established through arm's length negotiations between Purchaser, Parent and the Company.

        The Company is the leader in Internet-enabled visual process management, collaboration, analysis and communication solutions for extended manufacturing enterprises. The Company's solutions, which include e-Vis(TM) (www.e-vis.com), Open Enterprise Visualization(TM) and Virtual Factory, help manufacturing companies drive down costs while improving business practices, efficiency, quality and time-to-market. The Company maintains its corporate headquarters and technology center in Ames, Iowa, and has offices worldwide. Parent intends to use property, plant and equipment acquired pursuant to the Merger to continue the Company's business as described above.

Item 7.  Financial Statements and Exhibits.

        (a)  Financial Statements of Business Acquired

               The financial statements of the business to be acquired, Engineering Animation, Inc., required by this item are contained in the financial statements and footnotes thereto listed in the Index on page F-1 herein.

        (b)  Pro Forma Financial Information

               The pro forma financial information required by this item are contained in the financial statements and footnotes thereto listed in the Index on page F-1 herein.

        (c)  Exhibits

               2.1 Agreement and Plan of Merger, dated as of September 5, 2000, by and among Parent, Purchaser and the Company, incorporated herein by reference to Exhibit (d)(1) to the Schedule TO (File No. 005-48517) filed by Parent and Purchaser on September 13, 2000.*

               23.1   Consent of  KPMG LLP

               23.2   Consent of Ernst & Young LLP

               99.1 Offer to Purchase dated September 13, 2000, filed as Exhibit (a)(1)(A) to the Schedule TO (File No. 005-48517) filed by Purchaser, Parent and EDS, which is incorporated herein by reference


        * The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to this Agreement to the Securities and Exchange Commission upon request.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Unigraphics Solutions Inc.
                                       (Registrant)

Date: December 26, 2000                By:    /s/ Douglas E. Barnett
                                           -------------------------------

                                       Name:   Douglas E. Barnett
                                       Title:  Vice President, Chief
                                               Financial Officer

                         INDEX TO FINANCIAL STATEMENTS

          Financial Statements                                                          Page Numbers
          --------------------                                                          ------------
Engineering Animation, Inc. and subsidiaries - for the fiscal years ended December 31, 1997, 1998, and 1999:

     Consolidated Statements of Operations                                                   F-2
     Consolidated Balance Sheets                                                             F-3
     Consolidated Statements of Stockholders' Equity and Other Comprehensive Income
      (Loss)                                                                                 F-4
     Consolidated Statements of Cash Flows                                                   F-5
     Notes to Consolidated Financial Statements                                              F-6
     Report of Independent Accountants                                                       F-25

 Engineering Animation, Inc. and  Subsidiaries - for the three and nine month periods ended
 September 30, 2000 and 1999:

     Unaudited Condensed Consolidated Statements of Operations                               F-27
     Unaudited Condensed Consolidated Balance Sheets                                         F-28
     Unaudited Condensed Consolidated Statements of Cash Flows                               F-29
     Notes to Unaudited Condensed Consolidated Financial Statements                          F-30

 Unigraphics Solutions Inc. - for the nine month period ended September 30, 2000 and for the fiscal years ended December 31, 1999:

     Unaudited Pro Forma Condensed Combined Financial Statements                             F-33
     Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000           F-34
     Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal
     year ended December 31, 1999                                                            F-35
     Unaudited Pro Forma Condensed Combined Statement of Operations for the nine
     months ended September 30, 2000                                                         F-36
     Notes to Unaudited Pro Forma Condensed Combined Financial Statements                    F-37

Engineering Animation, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

                                                           Years ended December 31,
                                                           1999          1998         1997
                                                   ----------------------------------------
Revenues                                              $  70,736     $  89,911    $  57,630
Cost of revenues                                         32,713        23,120       18,004
                                                   ----------------------------------------
Gross profit                                             38,023        66,791       39,626

Operating expenses:
   Sales and marketing                                   28,556        21,576       14,665
   General and administrative                            15,950        11,326        9,065
   Research and development                              21,409        15,949       10,383
   Goodwill and developed technology amortization         2,835         1,838          140
   Acquisition costs and non-recurring expenses            (925)       12,237        4,917
                                                   ----------------------------------------
Total operating expenses                                 67,825        62,926       39,170
                                                   ----------------------------------------
Operating income (loss) from continuing operations      (29,802)        3,865          456
Interest and other income, net                              959         1,660        1,465
                                                   ----------------------------------------
Income (loss) from continuing operations
   before income tax and minority interest              (28,843)        5,525        1,921
Income tax expense (benefit)                             (5,260)        5,517        1,584
                                                   ----------------------------------------
Income (loss) from continuing operations
   before minority interest                             (23,583)            8          337
Minority interest                                             -             -          (49)
                                                   ----------------------------------------
Income (loss) from continuing operations                (23,583)            8          288
Discontinued operations:
   Income (loss) from discontinued operations,
      net of tax (see note 2)                            (3,138)          372          808
   Provision for exiting discontinued operations
       including operating losses during phase-out
       period, net of tax (see note 2)                  (13,750)            -            -
                                                   ----------------------------------------
Net income (loss)                                    $  (40,471)     $    380    $   1,096
                                                   ========================================

Earnings (loss) per share:
Basic:
  Continuing operations                               $   (1.98)    $    0.00    $    0.03
  Discontinued operations                                 (1.42)         0.03         0.08
                                                   ----------------------------------------
    Total                                             $   (3.40)    $    0.03    $    0.11
                                                   ========================================

Diluted:
  Continuing operations                               $   (1.98)    $    0.00    $    0.02
  Discontinued operations                                 (1.42)         0.03         0.07
                                                   ----------------------------------------
    Total                                             $   (3.40)    $    0.03    $    0.09
                                                   ========================================

Weighted average shares outstanding                      11,887        11,549       10,061
Weighted average shares outstanding and
   assumed conversion                                    11,887        12,772       11,647

See accompanying notes.

Engineering Animation, Inc.
Consolidated Balance Sheets
(thousands, except share and per share data)

                                                                                          December 31,
Assets                                                                                  1999         1998
                                                                               ---------------------------
Current assets:
    Cash and cash equivalents                                                       $ 10,939     $ 23,623
    Short-term investments                                                                 -       11,873
    Accounts receivable, net:
      Billed, less allowance for doubtful accounts of $714 in 1999
          and $300 in 1998                                                            18,649       26,684
      Unbilled                                                                         2,308        3,595
    Deferred income taxes                                                              7,758        1,250
    Income taxes receivable                                                              693        1,882
    Prepaid expenses and other assets                                                  3,091        1,997
                                                                               ---------------------------
 Total current assets                                                                 43,438       70,904

 Property and equipment, net                                                          22,168       15,848

 Other assets:
    Restricted cash                                                                       30           60
    Note receivable                                                                    1,408        1,408
    Software development costs, net of accumulated
      amortization of $967 in 1999 and $774 in 1998                                    2,373        1,679
    Deferred income taxes                                                                  -          769
    Goodwill and developed technology, net of
      accumulated amortization of $4,875 in 1999 and $2,040 in 1998                   10,915       10,973
    Other                                                                                232        1,363
    Net assets of discontinued operations                                                  -       12,586
                                                                               ---------------------------
Total assets                                                                        $ 80,564    $ 115,590
                                                                               ===========================

Liabilities and stockholders' equity
Current liabilities:
    Accounts payable                                                                 $ 4,165      $ 3,340
    Accrued compensation and other accrued expenses                                    8,531       10,135
    Lines of credit                                                                    4,500        3,000
    Deferred revenue                                                                   5,204        3,590
    Current portion of long-term debt and lease obligations                              773          327
                                                                               ---------------------------
 Total current liabilities                                                            23,173       20,392
 Long-term debt and lease obligations due after one year                                 616        1,480
 Other long term liabilities                                                             184          179
 Deferred income taxes                                                                   104            -
 Net liabilities of discontinued operations                                            1,296            -

 Stockholders' equity
    Preferred stock, $0.01 par value:
      Authorized shares - 20,000,000
       Issued and outstanding shares - None                                                -            -
    Common stock, $0.01 par value:
      Authorized shares - 60,000,000
      Issued and outstanding shares - 11,973,221 in 1999
          and 11,772,969 in 1998                                                         120          118
    Additional paid in capital                                                        94,959       92,308
    Accumulated other comprehensive income (loss)
      -foreign currency translation adjustment                                          (506)          24
    Retained earnings (deficit)                                                      (39,382)       1,089
                                                                               ---------------------------
 Total stockholders' equity                                                           55,191       93,539
                                                                               ---------------------------
 Commitments and contingencies

Total liabilities and stockholders' equity                                          $ 80,564    $ 115,590

                                                                               ===========================

See accompanying notes.

Engineering Animation, Inc.
Consolidated Statements of Stockholders' Equity and Comprehensive Income (Loss) (in thousands)

                                                                                          Accumulated
                                                                          Additional         Other          Retained       Total
                                                  Common Stock             Paid-In       Comprehensive      Earnings   Stockholders'
                                               ---------------------
                                                Shares       Amount        Capital       Income (Loss)      (Deficit)     Equity
                                               ---------------------      ----------     -------------      ---------  -------------
Balance at January 1, 1997                      8,986       $     90       $ 35,607       $       (41)      $     182     $ 35,838
   Comprehensive income
    Net income                                      -              -              -                 -           1,096        1,096
    Foreign currency translation adjustments        -              -              -               (29)              -          (29)
                                                                                                                          --------
   Total comprehensive income                                                                                                1,067
                                                                                                                          --------
   Issue of common stock, net of offering
    expenses                                    1,583             16         29,604                 -               -       29,620
   Common stock issued for options and
    warrants exercised                            165              2          1,098                 -               -        1,100
   Shares redeemed                                (12)             -           (303)                -            (363)        (666)
   Conversion of notes payable into
    common stock                                   18              -            351                 -               -          351
   Purchase of minority interest in
    Rosetta Technologies, Inc.                    290              3          7,130                 -               -        7,133
   Income tax benefit related to
    stock option plans                              -              -            664                 -               -          664
   Dividends paid by subsidiary                     -              -              -                 -             (24)         (24)
                                               ------       --------       --------       -----------       ---------     --------
Balance at December 31, 1997                   11,030            111         74,151               (70)            891       75,083
   Comprehensive income
    Net income                                      -              -              -                 -             380          380
    Foreign currency translation adjustment         -              -              -                94               -           94
                                                                                                                          --------
   Total comprehensive income                                                                                                  474
                                                                                                                          --------
   Issue of common stock, net of
    offering expenses                              47              -          1,788                 -               -        1,788
   Common stock issued for options
    and warrants exercised                        519              5          2,371                 -               -        2,376
   Shares redeemed                                 (7)             -            (41)                -            (149)        (190)
   Purchase of Sense8 Corporation                 158              2          7,037                 -               -        7,039
   Income tax benefit related to
    stock option plans                              -              -          5,754                 -               -        5,754
   Shares issued as non-cash
    compensation                                   26              -          1,248                 -               -        1,248
   Dividends paid by subsidiary                     -              -              -                 -             (33)         (33)
                                               ------       --------       --------       -----------       ---------     --------
Balance at December 31, 1998                   11,773            118         92,308                24           1,089       93,539
   Comprehensive loss
    Net loss                                        -              -              -                 -         (40,471)     (40,471)
    Foreign currency translation adjustment         -              -              -              (530)              -         (530)
                                                                                                                          --------
   Total comprehensive loss                                                                                                (41,001)
                                                                                                                          --------
   Common stock issued for options and
     warrants exercised                           144              1            969                 -               -          970
   Income tax benefit related to
    stock option plans                              -              -            483                 -               -          483
   Purchase of Kx                                  56              1          1,199                 -               -        1,200
                                               ------       --------       --------       -----------       ---------     --------
Balance at December 31, 1999                   11,973       $    120       $ 94,959       $      (506)      $ (39,382)    $ 55,191
                                               ======       ========       ========       ===========       =========     ========

See accompanying notes.

Engineering Animation, Inc.
Consolidated Statements of Cash Flows
(in thousands)


                                                                                     Years ended December 31,
Operating activities                                                          1999                1998                 1997
                                                                        ---------------------------------------------------
  Net income (loss)                                                       $(40,471)           $    380             $  1,096
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities
    Goodwill and developed technology amortization expense                   2,835               1,838                  140
    Depreciation and amortization                                            5,937               4,563                2,622
    Deferred income taxes                                                   (5,939)                122               (1,527)
    Write-off of purchased in-process research and development costs                             1,918                1,684
    Provision for exiting discontinued operations
      including operating losses during phase out period                    13,750                   -                    -
    Loss on disposal or impairment of assets                                 1,032                   -                    -
    Minority interest in income                                                  -                   -                   49
    Non-cash compensation expense                                                -               1,248                    -
    Changes in operating assets and liabilities
     Billed accounts receivable                                              8,088             (11,091)              (6,596)
     Unbilled accounts receivable                                            4,816              (1,839)              (3,377)
     Prepaid expenses                                                       (1,000)               (381)              (1,116)
     Accounts payable                                                        1,122                (754)               1,605
     Accrued expenses                                                       (5,802)              1,723                3,407
     Income taxes                                                            1,695               3,499                  322
     Deferred revenue                                                        1,781                 580                1,614
                                                                        ---------------------------------------------------
  Net cash provided by (used in) operating activities                      (12,156)              1,806                  (77)
                                                                        ---------------------------------------------------
Investing activities
  Purchases of property and equipment                                      (10,948)            (10,519)              (8,746)
  Change in other assets                                                       (34)             (1,285)                (330)
  Capitalization of software development costs                              (1,581)             (1,390)              (1,013)
  Maturities of marketable securities                                       21,500              51,951               37,068
  Purchase of marketable securities                                         (9,627)            (48,417)             (42,590)
  Cash purchased in acquisitions                                               481                  79                    -
  Cash consideration for purchase of Kx                                     (1,800)                  -                    -
                                                                        ---------------------------------------------------
  Net cash used in investing activities                                     (2,009)             (9,581)             (15,611)
                                                                        ---------------------------------------------------
Financing activities
  Decrease in restricted cash                                                   30                 150                  285
  Net change in short-term borrowing                                         1,404               2,473                  232
  Proceeds from note receivable                                                  -                 116                   30
  Proceeds from long-term debt                                                   -                 432                1,598
  Payments on long-term debt and capital lease obligations                    (416)             (1,689)              (1,731)
  Dividend distribution by subsidiary                                            -                 (33)                 (24)
  Net proceeds from exercise of options and warrants                           970               2,376                1,100
  Net proceeds from issuance of common stock                                     -               1,598               28,954
                                                                        ---------------------------------------------------
  Net cash provided by financing activities                                  1,988               5,423               30,444
                                                                        ---------------------------------------------------
  Net increase (decrease) in cash and cash equivalents                     (12,177)             (2,352)              14,756
                                                                        ---------------------------------------------------
  Effect of exchange rates                                                    (507)                 94                  (39)
  Cash and cash equivalents at beginning of year                            23,623              25,881               11,164
                                                                        ===================================================
  Cash and cash equivalents at end of year                                $ 10,939            $ 23,623             $ 25,881

Supplemental disclosures
  Interest paid                                                           $    146            $    262             $    305
  Income taxes (received) paid                                              (1,206)                715                3,363
  Property and equipment purchased through capital lease
   obligations and notes payable                                                 -                 142                  121
  Common stock issued to purchase minority interest
   in Rosetta Technologies, Inc.                                                 -                   -                7,133
  Promissory note converted into common stock                                    -                   -                  351
  Common stock issued to purchase Sense8 Corporation                             -               7,039                    -
  Net liabilities assumed in Sense8 Corporation purchase                         -               2,628                    -
  Common stock issued to purchase Kx                                         1,200                   -                    -

See accompanying notes.

Engineering Animation, Inc.
Notes to Consolidated Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

     Engineering Animation, Inc. (the Company) develops and produces Internet-enabled visual process management, collaboration, communication and analysis solutions and accompanying services for extended manufacturing enterprises. Major manufacturers in the automotive, aerospace, industrial/heavy equipment, electronics, telecommunications and government/defense industries use its integrated enterprise-wide solutions across corporate intranets and the Internet.

     The Company's software solutions provide manufacturers and their suppliers and partners with shared, worldwide access to product and process data. Together they can analyze, visualize and manipulate the shared data in real time. Its solutions enable the manufacturing network to realize the competitive advantages of lowered costs and faster time-to-market through improved product designs, enhanced product quality and shorter production cycles.

     Its software products include: the Open Enterprise Visualization (OEV) solutions for viewing, distributing and analyzing product design data; and the virtual factory solutions for enhancing the efficiency and quality of manufacturing operations and processes. In 1999, the Company announced the development of e-Vis.com, its Internet portal for providing enterprise and supplier collaboration, integration and E-services to manufacturers.

     In addition, the Professional Services Group provides customized systems integration and deployment services in support of the Company's software products and services. The Litigation Services Group creates software animation products for the legal community.

     The Company introduced on May 27, 1999, e-Vis.com, its Internet portal for enterprise and supplier collaboration, integration and E-services. This secure, Web-based solution allows manufacturing companies to integrate with their suppliers and create virtual project teams. e-Vis.com provides companies the ability to collaborate in real time across organization and geographic boundaries, capture knowledge about projects and ensure that project teams are working with current information.

     The Company announced on July 6, 1999 that it would exit its Interactive Games and Science and Technology businesses by the end of the first quarter of 2000 and has classified both of these as discontinued operations.

     On July 19, 1999, the Company announced a relationship with Hewlett-Packard Company (HP). HP agreed to support e-Vis.com by providing hosting services, Web content, marketing funds and support, consulting, high-performance server platforms and use of HP's secure Internet infrastructure.

Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. The accounts of the Interactive Games and Science and Technology businesses, classified as discontinued operations during 1999, are reflected as a single line item in the Company's consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

Business Combinations

     Business combinations accounted for under the pooling-of-interests method of accounting include assets, liabilities and stockholders' equity of the acquired entities in combination with the Company's respective accounts at recorded values. The results of operations of the acquired entities for these mergers are included in all periods presented. Business combinations accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets or liabilities of the companies acquired using the purchase method of accounting are recorded at their fair value at the date of acquisition. Amounts allocated to acquired in-process research and development are expensed in the period of acquisition (for further detail see Note 3).

Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

Restricted Cash

     Restricted cash consists of cash committed as collateral for the notes payable to the State of Iowa.

Short-Term Investments

     Short-term investments consist primarily of U.S. Government or governmental agencies debt securities and high-grade commercial paper. Short-term investments are stated at cost plus accrued interest, which approximates market value. The Company classifies its short-term investments as "available-for-sale."

Stock-Based Compensation

     The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 (APB 25) and related interpretations in accounting for its stock plans. Under APB 25, when the exercise price of an employee stock option equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Revenue Recognition

     Revenues are derived from software licenses, software development contracts, professional services, customer support and maintenance. The Company recognizes revenue allocated to software licenses when an arrangement to deliver software does not require significant production, modification or customization and all four basic criteria in the Statement of Position (SOP) 97-2 as amended issued by the American Institute of Certified Public Accountants (AICPA) have been met. The four basic criteria are: persuasive evidence that an arrangement exists, delivery has occurred, fee is fixed or determinable and collection of the resulting receivable is probable. For contracts with multiple obligations such as deliverable and undeliverable software licenses, maintenance or other services, the Company allocates revenue to each component of the contract based on vendor-specific objective evidence. The Company recognizes revenues from software development contracts and professional services based upon labor costs incurred and progress to completion on contracts. Revenues from customer support and maintenance are deferred and recognized ratably over the period these services are provided. In 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" to readdress vendor-specific objective evidence. The Company adopted SOP 98-9 on January 1, 2000. It is expected that the adoption will not have a material effect on the Company's financial position, operating results or liquidity.

Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. This risk is partially mitigated due to the large number, diversity and financial strength of entities comprising the Company's customer base.

International Operations

     The Company has international sales offices located in Canada, France, Italy and Malaysia. Sales and operating offices are located in the United Kingdom, Germany, and Sweden.

     The Company's international operations are subject to a number of risks including currency exchange rate fluctuations, changes in foreign governments and their laws and policies, and expropriation or requirements of local or shared ownership. The Company believes that the geographic dispersion of its sales and assets and liabilities partially mitigates these risks. Certain international sales are denominated in U.S. dollars.

Foreign Currency Translation and Transactions

     The functional currencies of the Company's foreign subsidiaries are considered to be the respective subsidiary's local currency. The financial statements of foreign subsidiaries have been translated into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the average exchange rate for the year. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive income. The effect on the statements of operations of transaction gains and losses is insignificant for all years presented.

Property and Equipment

     Property and equipment is carried at cost. Depreciation of property and equipment and amortization of capital lease assets are computed principally by the straight-line method over the following estimated useful lives:

                  Building................................30 years
                  Equipment...............................3 - 7 years
                  Leasehold improvements..................Lesser of term of lease or life of asset

Software Development Costs

     Software development costs are capitalized when a product's technological feasibility has been established and ends when the product is available for general release to customers. The Company amortizes these costs over an estimated economic useful life of three years or on the ratio of current revenue to total projected product revenues, whichever amortization expense amount is greater. Amortization expenses were $733,000, $521,000 and $219,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The Company compares unamortized computer software costs with net realizable value on a product-by-product basis. These estimates are based upon all available information, including life cycles and revenues from similar products, the Company's past history, the market for the products, the Company's existing customer base, and other factors unique to the products. Recoverability is subject to changes in our business model and the demand for the product because of general market conditions or introduction of new products by competitors.

Goodwill

     Goodwill represents the excess of purchase price over the fair value of net assets acquired and is amortized using the straight-line method over a period of five years. The Company assesses the potential impairment of its goodwill based on anticipated cash flows from operations.

Long-Lived Assets

     Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. As a result of its review for impairment of long-lived assets the Company wrote off $840,000 of intangible assets during 1999 which was included in research and development expense.

Income Taxes

     Deferred income taxes are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred taxes are recorded based on enacted tax laws and tax rates. Changes in enacted tax rates will be reflected in the tax provision as they occur.

Comprehensive Income (Loss)

     Comprehensive income (loss) consists of the Company's net income (loss) and foreign currency translation adjustment and is presented in the consolidated statement of stockholders' equity and comprehensive income (loss).

Earnings (Loss) Per Share

     Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed using the combination of dilutive assumed conversion shares and the weighted average number of common shares outstanding.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassification

     Certain prior year financial information has been reclassified to conform to the 1999 financial statement presentation.

2. DISCONTINUED OPERATIONS

     The Company announced on July 6, 1999 that it would exit its Interactive Games and Science and Technology businesses by the end of the first quarter of 2000. The Company recorded a provision for exiting discontinued operations including operating losses during the phase out period of $13.8 million. The provision includes accruals for severance payments, asset write-downs and estimated operating losses during the phase-out period. During the fourth quarter of 1999, the Company recorded a valuation allowance of $6.0 million on the deferred tax asset associated with discontinued operations.

     The following table summarizes revenues from discontinued operations and net income (loss) for the last three years.

                                                                                        Years ended December  31,
(in thousands)                                                                 1999           1998            1997
                                                                            ------------   ------------    ------------
Revenues from discontinued operations                                           $ 8,156       $ 17,065        $ 15,184
                                                                            ============   ============    ============
Income (loss) from continuing operations                                      $ (23,583)           $ 8           $ 288
                                                                            ------------   ------------    ------------
Discontinued operations:
    Income (loss) from discontinued operations                                   (3,108)           600           1,304
    Income tax expense (benefit) of  income (loss)
     from discontinued operations before valuation allowance                     (1,181)           228             496
    Deferred tax asset valuation allowance                                        1,211              -               -
                                                                            ------------   ------------    ------------
    Net tax expense                                                                  30            228             496
                                                                            ------------   ------------    ------------
        Net income (loss) from discontinued operations,
         net of tax                                                              (3,138)           372             808

    Provision for exiting discontinued operations
       including operating losses during phase out period                       (13,750)             -               -
    Income tax  benefit of  exiting discontinued operations including
    operating losses during phase-out period before valuation allowance           (4,820)             -               -
    Deferred tax asset valuation allowance                                         4,820              -               -
                                                                            ------------   ------------    ------------
    Net tax expense                                                                    -              -               -
                                                                            ------------   ------------    ------------
        Provision for exiting discontinued operations
           including operating losses during phase out period, net
             of tax                                                              (13,750)             -               -
                                                                            ------------   ------------    ------------
Net income (loss)                                                              $ (40,471)         $ 380         $ 1,096
                                                                            ============   ============    ============

3. ACQUISITIONS

     On July 27, 1999, the Company acquired Kx Verksamhetsutveckling AB, (Kx), a privately-held company in Gothenburg, Sweden. The acquisition, including transaction costs and assumed net liabilities, was valued at approximately $3.1 million. The Company paid cash of $1.8 million and issued 56,000 shares of common stock in exchange for all of the outstanding common stock of Kx. Kx provides integrated software solutions, training and support for manufacturing customers in Scandinavia. The Company has accounted for the acquisition of Kx as a purchase and all intangibles associated with this acquisition are being amortized over five years using the straight-line method. Pro forma results of the purchase are not presented, as the amounts are not material to the consolidated financial statements.

     On December 22, 1998, the Company completed the acquisition of EAI-DELTA GmbH (DELTA). The Company acquired DELTA by purchasing all of the outstanding shares of DELTA's capital stock from its six stockholders. In connection with the acquisition, the Company issued approximately 557,000 shares of common stock with a value of approximately $24.0 million. The acquisition of DELTA by the Company was accounted for as a pooling of interests. In March 2000, DELTA was sold to Dassault Systemes S.A. for $31 million in cash. See Note 18 for further detail.

     On September 22, 1998, the Company completed the acquisition of Variation Systems Analysis, Inc. (VSA). The Company issued approximately 542,000 shares of common stock in exchange for all of the outstanding common stock of VSA in a transaction valued at approximately $26.0 million. This acquisition was accounted for as a pooling of interests.

     On September 22, 1998, the Company completed the acquisition of Transom Technologies, Inc. (Transom). The Company issued approximately 192,000 shares of common stock in exchange for all of the outstanding preferred and common stock of Transom in a transaction valued at approximately $13.0 million. This acquisition was accounted for as a pooling of interests.

     On November 26, 1997, the Company acquired Cimtech, Inc. (Cimtech). The Company issued approximately 185,000 shares of common stock in exchange for all of the outstanding common stock of Cimtech in a transaction valued at approximately $6.0 million. This acquisition was accounted for as a pooling of interests.

     On November 25, 1997, the Company acquired Rosetta Technologies, Inc. (Rosetta) in two separate transactions valued at approximately $25.5 million. The Company acquired a controlling interest in Rosetta through a merger with Technology Company Ventures, LLC (TCV) by exchanging approximately 630,000 shares of common stock for the outstanding member equity of TCV. This phase was accounted for as a pooling of interests. It subsequently acquired the remaining minority interest in Rosetta by issuing approximately 309,000 shares of common stock. The minority interest in the acquisition was accounted for using the purchase method.

     The following table shows the separate results of operations for the companies acquired in 1998 and 1997 as a pooling of interest for the periods prior to the acquisitions.


          Summary of Results of Operations by Entity Acquired

          (in thousands)
                                  Years ended December 31,
                                      1998           1997
                                  ------------------------
          Revenues
                   EAI            $ 74,468       $ 27,744
                   DELTA             4,675          5,279
                   Transom           1,019            802
                   VSA               9,749         17,016
                   TCV                   -          4,622
                   Cimtech               -          2,167
                                  ------------------------
                   Combined       $ 89,911       $ 57,630
                                  ========================

          Income (loss) from
          continuing operations
                   EAI            $   (249)      $    866
                   DELTA               332            153
                   Transom            (473)        (1,040)
                   VSA                 398           (171)
                   TCV                   -            260
                   Cimtech               -            220
                                  ------------------------
                   Combined       $      8       $    288
                                  ========================


     On June 17, 1998, the Company exchanged approximately 158,000 shares of its common stock for all of the outstanding stock of Sense8 Corporation (Sense8). Based on the value of EAI stock and options exchanged, the transaction, including transaction costs and net liabilities assumed, was valued at approximately $9.7 million.

     The following table shows the pro forma consolidated results of operations as if Sense8 had been acquired as of the beginning of the periods presented.

                        Pro Forma Consolidated Results

          (in thousands, except per share data)

                                                       Years ended December 31,
                                                         1998          1997
                                                       --------       --------
          Revenues                                     $90,522        $61,503
          Loss from continuing operations               (2,812)        (4,964)
          Loss per share from continuing operations      (0.24)         (0.49)


     The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might have been achieved from combined operations.

     The Sense8 purchase consideration was allocated to the intangible assets based on fair values as follows:

     (in thousands)

     In-process research and development charged to operations in the quarter
       ended June 30, 1998                                                       $1,918
     Developed technology                                                         3,642
     Goodwill and other intangible assets                                         4,107
                                                                                 ------
       Total purchase consideration                                              $9,667
                                                                                 ======

     Management estimated that $1.9 million of the purchase price represented purchased in-process research and development ("IPR&D") that had not yet reached technological feasibility and had no alternative future use. Accordingly, this amount was expensed in 1998 following consummation of the acquisition.

     To determine the value of the developed technology ($3.6 million), the expected future cash flows of the existing developed technologies were discounted taking into account the characteristics and applications of the product, the size of existing markets, growth rates of existing and future markets as well as an evaluation of past and anticipated product life cycles. Developed technologies and goodwill and other intangible assets acquired from Sense8 are being amortized on a straight-line basis over the useful lives of the assets of five years.

     In connection with the acquisition of the minority interest in Rosetta, the purchase consideration was allocated as follows:

     (in thousands)

     Net assets acquired                                                         $  965
     In-process research and development charged to operations in the quarter
       Ended December 31, 1997                                                    1,684
     Developed technology                                                         2,224
     Goodwill and other intangible assets                                         2,729
                                                                                 ------
       Total purchase consideration                                              $7,602
                                                                                 ======

     Management estimated that $1.7 million of the purchase price represented purchased IPR&D that had not yet reached technological feasibility and had no alternative future use. Accordingly, this amount was expensed in 1997 following consummation of the acquisition.

     To determine the value of the developed technology ($2.2 million), the expected future cash flows of the existing developed technologies were discounted taking into account the characteristics and applications of the products, the size of existing markets, growth rates of existing and future markets as well as an evaluation of past and anticipated product life cycles. Developed technologies and goodwill and other intangible assets acquired from Rosetta are being amortized on a straight-line basis over five years, the useful lives of the assets.

     The following table shows the components of acquisition costs and non-recurring expenses.

(in thousands)
                                                                                  Years ended December 31,
                                                                              1999         1998         1997
                                                                        ----------------------------------------
 Acquisition costs (reversal)                                                   $(925)      $ 6,070       $3,232
 Purchased in-process research and development                                      -         1,918        1,685
 Licensed technology                                                                -         4,249            -
                                                                        ----------------------------------------
 Total acquisition and non-recurring expenses                                   $(925)      $12,237       $4,917
                                                                        ========================================


4. NOTE RECEIVABLE

     During 1995, the Company entered into a loan agreement whereby the Company agreed to loan approximately $750,000 to the developer of a building the Company leases. During 1996, the Company loaned an additional $658,000 to the developer. The Company began leasing the building in July 1996. Interest at a fixed rate of 8.5% began accruing upon commencement of the lease and is payable monthly. The principal is due June 2016, unless the developer sells the building to an unaffiliated third party, at which time the principal and interest accrued to date become immediately due. The note receivable is collateralized by a second mortgage on the building.

5. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1999 and 1998 consist of the following:

               (in thousands)                                 December 31,
                                                           1999         1998
                                                         --------     --------
               Computer equipment and software           $ 13,056     $10,531
               Equipment and furniture                      5,725       3,436
               Buildings and leasehold improvements         8,044       4,197
               Construction in progress                     4,214       3,393
                                                         --------     -------
               Total                                       31,039      21,557
               Less accumulated depreciation               (8,871)     (5,709)
                                                         --------     -------
               Net property and equipment                $ 22,168     $15,848
                                                         ========     =======

6. Debt

     Long-term debt at December 31, 1999 and 1998 consists of the following:


     (in thousands)

                                                                                        December 31,
                                                                                      1999        1998
                                                                                     ------------------
     Interest bearing revolving line of credit for $3.5 million with a bank, commencing in September 1998 and due May 2000; floating interest
       at the bank's base rate less 1% (7.75% at December 31, 1999)                  $ 3,500    $ 3,000

     Interest bearing revolving line of credit for $1.0 million with a bank, commencing in  January 1999 and due March 2000; floating interest
       at the bank's base rate (8.75% at December 31, 1999)                            1,000        -

     Non-interest bearing note payable, due in monthly installments commencing July 1998 through June 2005; collateralized by all
       equipment of the Company                                                          157        186

     Forgivable note with interest accruing at 6% commencing November 1997 due October 2000; job attainment goals must be met for principal and
       interest to be forgiven                                                           500        500

     Non-interest bearing note payable commencing November 1997 due
       December 2007; attainment of goals must be met to remain non-interest bearing     400        450

     Capital lease obligations                                                            97        194

     Other notes payable with interest ranging from 0% to 4.5%, and payments due
       from 1999 through 2007                                                            235        477
                                                                                     -------    -------

     Total debt                                                                        5,889      4,807
     Less amounts due within one year                                                  5,273      3,327
                                                                                     -------    -------
     Long-term debt                                                                  $   616    $ 1,480
                                                                                     =======    =======

     Future maturities of long-term debt and capital lease obligations at December 31, 1999 are as follows:


                         (in thousands)

                         2001              $ 109
                         2002                146
                         2003                 90
                         2004                 94
                         Thereafter          177
                                           -----
                         Total             $ 616
                                           =====

7. Operating Leases

     The Company has operating leases for office space and equipment with various lease terms expiring through 2008. Rent expense for the years ended December 31, 1999, 1998 and 1997 was $3.6 million, $2.2 million and $1.4 million, respectively.

     The future minimum lease payments at December 31, 1999 are as follows:

                              (in thousands)

                              2000               $  3,796
                              2001                  3,705
                              2002                  3,314
                              2003                  2,258
                              2004                  1,757
                              Thereafter            5,293
                                              ------------
                              Total              $ 20,123
                                              ============


8. Royalty Agreements

     The Company has entered into royalty agreements with various entities to use and distribute products in conjunction with the Company's software products. Royalty expense for the years ended December 31, 1999, 1998 and 1997 was $782,000, $230,000 and $339,000, respectively.

9. Income Taxes

     The components of income (loss) from continuing operations before income taxes and minority interest are as follows:

          (in thousands)                          Years ended December 31,
                                                   1999       1998        1997
                                            -----------------------------------
          Domestic                            $ (29,397)   $ 4,167     $ 1,674
          Foreign                                   554      1,358         247
                                            -----------------------------------
          Total                               $ (28,843)   $ 5,525     $ 1,921
                                            ===================================

The components of income tax expense (benefit) are as follows:

          (in thousands)                                               Years ended December 31,
                                                                        1999        1998      1997
                                                                 -----------------------------------
          Current
               Federal                                              $  1,805      $4,073   $ 2,776
               State                                                  (1,382)        513       176
               Foreign                                                   304       1,132       102
                                                                 ------------------------------------
                                                                         727       5,718     3,054
          Deferred                                                   (11,581)       (201)     (453)
          Change in valuation allowance                                5,594           -    (1,017)
                                                                 -----------------------------------
          Total                                                     $ (5,260)     $5,517   $ 1,584
                                                                 ===================================

     A reconciliation of income tax expense (benefit) computed at the U.S. statutory rate to the effective income tax rate is as follows:

          (in thousands)                                               Years ended December 31,
                                                                        1999        1998      1997
                                                                 -----------------------------------
          Tax at US statutory rate                                  $(10,095)     $1,934   $   653
          State income taxes, net of Federal tax benefit                (750)        383        54
          Non-deductible acquisition costs                                 -       1,772     1,748
          Goodwill amortization                                          998         643         -
          Effect of foreign income taxes                                (383)        394        97
          Change in valuation allowance                                5,594           -    (1,017)
          Other, net                                                    (624)        391        49
                                                                 -----------------------------------
          Total                                                     $ (5,260)     $5,517   $ 1,584
                                                                 ===================================

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred income tax liabilities and assets as of December 31, 1999 and 1998 are as follows:

               (in thousands)                                         December 31,
                                                                      1999      1998
                                                                ---------------------
               Deferred tax liabilities:
                    Tax over book depreciation                    $ (1,329)   $ (854)
                    Capitalized software development costs            (855)     (525)
                    Other, net                                        (133)     (193)
                                                                ---------------------
               Total deferred tax liabilities                       (2,317)   (1,572)

               Deferred tax assets:
                    Accounts receivable, principally due to
                      allowance for doubtful accounts                  390        25
                    Accruals                                         1,052       384
                    Net operating loss carryforwards                13,205     2,794
                    Other, net                                         918       388
                                                                ---------------------
               Total deferred tax assets                            15,565     3,591
                                                                ---------------------
               Valuation allowance                                  (5,594)        -
                                                                ---------------------
               Net deferred tax assets                            $  7,654   $ 2,019
                                                                =====================

     The total deferred tax assets indicated above do not include a $6.0 million deferred tax asset attributable to discontinued operations. Additionally, the valuation allowance indicated above does not include $6.0 million attributable to discontinued operations used to completely offset the deferred tax asset attributable to discontinued operations.

     A valuation allowance is required to reduce a potential deferred tax asset when it is likely that all or some portion of the potential deferred tax asset will not be realized due to the lack of sufficient taxable income. The Company has reviewed its taxable earnings history and prospective future taxable income. Based on this assessment, the Company has provided a valuation allowance for a portion of the deferred tax assets and will continue to assess the need for this allowance. In addition the Company may be required to provide further valuation allowances if the Company does not generate sufficient future taxable income.

     At December 31, 1999, the Company had net operating loss (NOL) carryforwards of $40.0 million for federal income tax purposes that expire in years 2003 through 2019. Additionally, the Company had $2.6 million of U.S. tax credits that expire in years 2001 through 2019. Section 382 of the Internal Revenue Code restricts the annual utilization of the NOL carryforwards incurred prior to a change in ownership. Such a change in ownership occurred in connection with TCV's acquisition of the majority interest of Rosetta in 1995 and will limit the Company's ability to utilize the NOL carryforwards existing when Rosetta was acquired by TCV. Changes in ownership also occurred in connection with the Company's 1997 acquisitions of TCV and Cimtech and its 1998 acquisitions of Sense8 and Transom. The Company does not believe that its utilization of the carryforwards for the companies acquired in 1997 and 1998 will be significantly limited under Section 382.

     Unremitted earnings of overseas subsidiaries amounted to approximately $1.7 million at December 31, 1999. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. or state income taxes has been provided thereon. When those earnings are distributed in the form of dividends, the Company will be subject to U.S. and state income tax liability and for taxes withheld at the source of payment in the respective foreign jurisdictions. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with the hypothetical calculation; however, income tax credits may substantially offset any resulting tax liability.

10. Capital Stock and Stock Options

Capital Stock

     The Company adopted a stockholders rights plan effective at the time of the initial public offering. Under the plan, each share of common stock has associated with it one preferred share purchase right. The terms of these rights are set forth in the Rights Agreement between the Company and First Chicago Trust Company, a division of EquiServe.

Stock Options

     The Company has stock option arrangements with various directors and officers and other employees. The options are generally granted at fair market value. The options generally vest over four or five years and must be exercised no later than 10 to 15 years after the date of grant.

     During 1994, the Company adopted the Engineering Animation, Inc. 1994 Stock Option Plan providing for issuance of either incentive or non-qualified options to employees based upon management discretion. At the 1999 Annual Meeting, our stockholders approved the amendment and restatement of this Plan, increasing the number of shares reserved for issuance under the Plan by 550,000. A total of 2,335,000 shares of common stock are reserved for issuance under this Plan.

     In January 1996, the Company adopted a Non-Employee Directors Option Plan. Each non-employee director receives an annual grant of 7,500 non-qualified options under this Plan. The Company has reserved 90,000 shares of common stock for issuance under this Plan.

     During 1997, the Company adopted the Engineering Animation, Inc. 1997 Non-Qualified Stock Option Plan providing for issuance of non-qualified options to employees based upon management discretion. During 1999, the Company amended the Plan to increase the number of shares reserved for issuance by 435,000. The Company has reserved 1,635,000 shares of common stock for issuance under this Plan.

     In June 1998, the Company acquired Sense8, which had a stock option plan ("1997 Stock Option/Stock Issuance Plan") and two individual stock option agreements. The Company has assumed Sense8's outstanding obligations under the Plan and the agreements. Incentive and non-qualified options had been issued under the Plan. The Company has reserved 6,226 shares of common stock for issuance under the Plan. Non-qualified options had been issued under the two individual stock option agreements. The Company has reserved 5,078 shares of common stock for issuance under these agreements.

     In September 1998, the Company acquired Transom, which had a stock option plan ("Transom, Inc. 1996 Equity Compensation Plan"). The Company has assumed Transom's outstanding obligations under this Plan. All options became immediately exercisable as a result of the acquisition. Incentive and non-qualified options had been issued under the Plan. The Company has reserved 42,681 shares of common stock for issuance under this Plan.

     In April and December 1999, the Company issued non-plan/non-qualified options to purchase 225,000 and 80,000 shares of common stock at $15.907 and $8.282 per share to two newly hired executives. These options will vest over four years and will remain exercisable through April and December 2009, respectively.

     A summary of common stock option activity and related information for the indicated years ended December 31, follows:

                                                    1999                         1998                         1997
                                       ----------------------------- ---------------------------- ---------------------------
                                                         Weighted                     Weighted                    Weighted
                                                          Average                      Average                     Average
                                                         Exercise                     Exercise                    Exercise
                                             Options       Price          Options       Price        Options        Price
                                       ----------------------------- ---------------------------- ---------------------------
Outstanding at beginning of year            2,411,980    $ 19.60         2,200,271    $   8.57      2,055,461     $   6.30
Granted                                     1,788,950      20.49           882,784       38.84        421,018        17.20
Exercised                                    (143,952)      6.74          (507,825)       4.29       (147,328)        4.26
Forfeited                                    (670,330)     23.81          (163,250)      22.50       (128,880)       10.80
                                       --------------                -------------                -----------
Outstanding at end of year                  3,386,648    $ 19.80         2,411,980    $  19.60      2,200,271     $   8.57
                                       ==============                =============                ===========

Exercisable at end of year                  1,264,037    $ 12.11           988,002    $   7.25      1,180,318     $   4.19
                                       ==============                =============                ===========
Weighted-average fair value of
options granted during the year                          $ 13.18                      $  23.22                    $  14.64

     The remaining contractual life and exercise prices for options outstanding and the number of options exercisable at December 31, 1999 are as follows:

                                  Options Outstanding
----------------------------------------------------------------------------------------
                                                           Weighted
                                                            Average
                                                           Remaining
                                                          Contractual      Weighted
      Number of                    Range of                  Life          Average           Options
       Options                 Exercise Prices            (in years)     Exercise Price    Exercisable
----------------------------------------------------------------------------------------   ------------
         525,759          $ 1.073   -   $  3.540               7.77        $   1.68            511,157
         639,537            5.000   -      8.438               9.70            7.777           173,258
         502,727            8.500   -     15.420               7.51           13.190           296,298
         489,475           15.500   -     19.917               9.30           16.020            29,810
         486,518           19.920   -     31.500               8.15           27.462           151,560
         544,862           36.000   -     44.250               8.89           42.847            52,361
         197,770           44.500   -     67.000               9.11           50.723            49,595
-----------------                                     ---------------                      ------------
       3,386,648          $ 1.073   -   $ 67.000               8.63           19.803         1,264,037
=================                                     ===============                      ============

     Pro forma information regarding net income and earnings per share is required by Statement 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1999, 1998 and 1997, respectively: risk-free interest rates of 5.6%, 5.0% and 5.7%; a dividend yield of 0.0%; volatility factors of the expected market price of the Company's common stock of 0.74, 0.63 and 0.34; and a weighted-average expected life of the option of 4.9, 5.4 and 4.0 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair market value of the options is amortized to expense net of related pro forma tax benefits over the options' vesting period. The Company's pro forma operations information follows:

       (in thousands, except per share data)        Years ended December 31,
                                                  1999        1998        1997
                                              ----------------------------------
       Pro forma net loss                      $(48,305)    $(3,796)    $  (381)
       Pro forma loss per share:
       Basic                                   $  (4.06)    $ (0.33)    $ (0.04)
       Diluted                                 $  (4.06)    $ (0.33)    $ (0.04)


     Because Statement 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect is not representative of future pro forma amounts.

11. Earnings (LOSS) Per Share

 The following table sets forth the computation of earnings (loss) per share.

 (in thousands, except per share data)              Years ended December 31,
                                                   1999       1998       1997
                                                -------------------------------
 Numerator:
   Income (loss) from continuing operations     $(23,583)   $      8   $    288
   Income (loss) from discontinued operations    (16,888)        372        808
                                                --------    --------   --------
   Net income (loss)                            $(40,471)   $    380   $  1,096
                                                ========    ========   ========

 Denominator:
   Denominator for basic earnings (loss) per
    share - weighted average shares               11,887      11,549     10,061
   Stock options and warrants                          -       1,223      1,586
                                                --------    --------   --------
   Denominator for diluted earnings (loss) per
    share - weighted average
    shares and assumed conversions                11,887      12,772     11,647
                                                ========    ========   ========

 Basic earnings (loss) per share
   Continuing operations                        $  (1.98)   $   0.00   $   0.03
   Discontinued operations                         (1.42)       0.03       0.08
                                                --------    --------   --------
    Total                                       $  (3.40)   $   0.03   $   0.11
                                                ========    ========   ========

 Diluted earnings (loss) per share
    Continuing operations                       $  (1.98)   $   0.00   $   0.02
    Discontinued operations                        (1.42)       0.03       0.07
                                                --------    --------   --------
                                                $  (3.40)   $   0.03   $   0.09
                                                ========    ========   ========


12. Employee Retirement Plans

 The Company has a 401(k) plan that covers the majority of U.S. based employees who meet the minimum age requirement. The Company matches one-half of the employee's contribution up to a maximum Company contribution of the first 4% of the employee's compensation. The Company's matched expense incurred for 1999, 1998 and 1997 was approximately $703,000, $360,000 and $116,000, respectively.

13. Fair Market Value of Financial Instruments

 The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

 Note Receivable--the carrying amount reported in the balance sheet for the note receivable totaling $1.4 million at December 31, 1999 approximated its fair value since the prime lending rate at December 31, 1999 was equal to the interest rate on the note receivable. At December 31, 1998, the carrying value for the note receivable was $1.4 million and the fair value was $1.5 million.

     Long-Term Debt--the carrying amounts reported in the balance sheet for the Company's lines of credit totaling $4.5 million for 1999 and $3.0 million for 1998 approximated their fair values as they bear variable rates of interest. At December 31, 1999, the remaining notes and capital lease obligations had a carrying amount of $1.4 million compared to a fair value of $1.3 million. At December 31, 1998, the carrying amounts for the remaining notes and capital lease obligations approximated their fair values as they were negotiated and issued in the latter half of 1997. The prime lending rate in 1998 approximated the rate in 1997 and, accordingly, the fair value change would be immaterial.

14.  Quarterly Results of Operations

     The following table sets forth selected quarterly financial information from continuing operations for 1999 and 1998. Operating expenses include acquisition costs and non-recurring expenses (recoveries) of $0.7 million, $0.7 million, $0.8 million and $(0.1) million for the quarters ended March 31, June 30, September 30, and December 31, 1999. Acquisition costs and non-recurring expenses for the year ended December 31, 1999 total $1.9 million. Operating expenses include acquisition costs and non-recurring expenses of $4.5 million, $2.2 million, $5.7 million and $1.7 million for the quarters ended March 31, June 30, September 30, and December 31, 1998. Acquisition costs and non-recurring expenses for the year ended December 31, 1998 total $14.1 million. The Company believes that all necessary adjustments have been included to present fairly the selected quarterly information.

Continuing Operations
(in thousands, except per share data)

                           (Audited)                (Unaudited)
                           Year ended            Three Months ended
                                      -----------------------------------------
                           Dec. 31,   Dec. 31,   Sept. 30,  June 30,  March 31,
                             1999       1999       1999       1999      1999
                           ---------- --------   ---------  --------  ---------
Revenues                   $ 70,736   $ 16,469   $ 13,799   $20,120   $ 20,348
Gross profit                 38,023      7,390      5,045    12,310     13,278
Operating expenses           67,825     18,247     18,467    16,335     14,776
Operating loss              (29,802)   (10,857)   (13,422)   (4,025)    (1,498)
Loss                        (23,583)   (10,442)    (9,614)   (2,564)      (963)
Loss per share:
   Basic                      (1.98)     (0.87)     (0.81)    (0.22)     (0.08)
   Diluted                    (1.98)     (0.87)     (0.81)    (0.22)     (0.08)


                           (Audited)                (Unaudited)
                           Year ended            Three Months ended
                                      -----------------------------------------
                           Dec. 31,   Dec. 31,   Sept. 30,  June 30,  March 31,
                             1998       1998       1998       1998      1998
                           ---------- --------   ---------  --------  ---------
Revenues                   $ 89,911   $ 28,675   $ 23,049   $ 20,339  $ 17,848
Gross profit                 66,791     22,391     17,077     14,310    13,013
Operating expenses           62,926     16,611     18,142     13,208    14,965
Operating income (loss)       3,865      5,780     (1,065)     1,102    (1,952)
Income (loss)                     8      3,074     (2,222)       165    (1,009)
Earnings (loss) per share:
   Basic                       0.00       0.26      (0.19)      0.01     (0.09)
   Diluted                     0.00       0.24      (0.19)      0.01     (0.09)

     The following table sets forth selected quarterly financial information from discontinued operations for 1999 and 1998.

(in thousands, except per share data)

                           (Audited)                (Unaudited)
                           Year ended            Three Months ended
                                      -----------------------------------------
                           Dec. 31,   Dec. 31,   Sept. 30,  June 30,  March 31,
                             1999       1999       1999       1999      1999
                           ---------  --------   ---------  --------  ---------
Income (loss)              $(16,888)  $(6,031)   $   -      $(11,320) $   463
Earnings (loss) per share:
   Basic                      (1.42)    (0.50)       -         (0.96)    0.04
   Diluted                    (1.42)    (0.50)       -         (0.96)    0.04

     Note: For the second quarter ended June 30, 1999, the Company recorded a provision for exiting discontinued operations including operating losses during the phase out period, net of tax, of $8.9 million. For the fourth quarter ended Decmber 31, 1999, the Company recorded a valuation allowance of $6.0 million to offset the deferred tax attributable to discontinued operations. See Note 2 of Notes to Consolidated Financial Statements for more information.

                           (Audited)                (Unaudited)
                           Year ended            Three Months ended
                                      -----------------------------------------
                           Dec. 31,   Dec. 31,   Sept. 30,  June 30,  March 31,
                             1998       1998       1998       1998      1998
                           ---------- --------   ---------  --------  ---------
Income (loss)               $   372   $  (591)   $   189    $   412   $   362
Earnings (loss) per share:
   Basic                       0.03     (0.05)      0.02       0.04      0.03
   Diluted                     0.03     (0.05)      0.02       0.03      0.03


15. Major Customers

     The Company's revenue from continuing operations is generated from a significant customer base in diversified industries across different geographic areas. A major customer is defined as one that individually represents more than 10% of revenues in any year. Revenue from one customer represented 11% in 1999 and 12% in 1997. Another customer represented 15% of revenues in 1998 and 13% of revenues in 1997, and a third customer represented 10% of revenues in 1999 and 17% of revenues in 1997.

16. Segment Information

     During 1999 the Company operated in one business: software products and related services for users.

     Information regarding the Company's operations in different geographic areas is set forth below. Revenues are reported based on the location of the Company's customers.

     Geographic Segments
      (in thousands)                          Years ended December 31,
                                            1999       1998       1997
                                          --------   --------   --------
     Revenues by Geographic Region:
     United States                        $ 47,833   $ 66,036   $ 44,846
     Germany                                13,812     10,351      5,933
     United Kingdom                          2,472      2,449      1,332
     Japan                                   2,171      8,189      2,983
     Other                                   4,448      2,886      2,536
                                          --------   --------   --------
     Total revenues                       $ 70,736   $ 89,911   $ 57,630
                                          ========   ========   ========

                                                  At December 31,
     Identifiable Long-Lived Assets:        1999       1998       1997
                                          --------   --------   --------
     United States                        $ 35,958   $ 30,508   $ 16,930
     Germany                                   706        682        492
     United Kingdom                            130         17          9
     Japan                                       -          -          -
     Other                                     302         64         31
                                          --------   --------   --------
     Total long-lived assets              $ 37,096   $ 31,271   $ 17,462
                                          ========   ========   ========


17. LEGAL MATTERS

     In February 1999, actions were filed against the Company and certain current and former executive officers in the United States District Court for the Southern District of Iowa. These actions allege that the Company violated Sections 10(b) and 20(a) of, and Rule 10b-5 under, the Securities Exchange Act of 1934. They allege that the Company made false or misleading statements of material fact about accounting for in-process research and development in connection with the Rosetta and Sense8 acquisitions and 1999 business prospects. They seek unspecified damages. These claims are now consolidated into one class action purporting to include individuals who purchased common stock between February 19, 1998 and April 6, 1999. The court has appointed lead plaintiffs and co-lead counsel in the action. The court has granted in part and dismissed in part the motion the Company filed to dismiss the plaintiffs' amended complaint. The Company intends to oppose the action vigorously.

     In October 1999, actions were filed against the Company and certain current and former executive officers in the United States District Court for the Southern District of Iowa. These actions allege that the Company violated Sections 10(b) and 20(a) of, and Rule 10b-5 under, the Securities Exchange Act of 1934. They allege that the Company made false or misleading statements of material fact about financial results for the second quarter of 1999. These claims are now consolidated into one class action purporting to include individuals who purchased the Company's common stock between July 29, 1999 and October 1, 1999. The court has appointed lead plaintiffs and lead counsel in the action. The Company intends to oppose the action vigorously.

     The Company is involved from time to time in other litigation incidental to its business. The Company believes that current pending litigation will not have a material adverse effect on its business.

18. SUBSEQUENT EVENTS

     The Company announced on March 1, 2000 the signing of a definitive agreement with Dassault Systemes S.A. for the sale of DELTA for $31 million in cash. A resulting pre-tax gain, net of transaction costs, will be recognized in the first quarter of 2000 as an extraordinary gain on sale of subsidiary. The transaction closed on March 24, 2000.

     The Company also announced it will record a restructuring charge of approximately $6.0 million in the first quarter of 2000 related to actions associated with redefining the Company's infrastructure. The charge may include severance costs, asset write-downs, office closings and other expenses.

19. NEW ACCOUNTING STANDARDS

     In 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," which establishes new standards for recognizing all derivatives as either assets or liabilities, and measures those instruments at fair value. Currently, the Company does not anticipate that SFAS No. 133 will have a material impact on its financial position, results of operation or liquidity. SFAS No. 133 is effective on January 1, 2001.

                         Independent Auditors' Report

The Board of Directors and Shareholders
Engineering Animation, Inc.

     We have audited the accompanying consolidated balance sheet of Engineering Animation, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Engineering Animation, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                        /s/ KPMG LLP


Minneapolis, Minnesota
March 24, 2000

                        Report of Independent Auditors


The Board of Directors and Shareholders
Engineering Animation, Inc.


     We have audited the accompanying consolidated balance sheet of Engineering Animation, Inc. as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Engineering Animation, Inc. at December 31, 1998, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
February 15, 1999

                          ENGINEERING ANIMATION, INC.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                   (in thousands, except per share amounts)


                                                           Three Months Ended                        Nine Months Ended
                                                              September 30,                            September 30,
                                                   ------------------------------------     -----------------------------------
                                                         2000                1999                 2000                 1999
                                                   --------------      ---------------      ---------------      --------------
Revenues                                              $    13,592      $        13,799      $        49,267      $       54,267
Cost of revenues                                            7,959                8,754               23,557              23,634
                                                      -----------      ---------------      ---------------      --------------
Gross profit                                                5,633                5,045               25,710              30,633
                                                      -----------      ---------------      ---------------      --------------
Operating expenses
  Sales and marketing                                       6,269                7,521               19,345              21,515
  General and administrative                                3,349                4,701               10,598              11,070
  Research and development                                  5,787                5,490               17,409              14,937
  Goodwill and developed technology amortization              786                  755                2,364               2,056
  Non-recurring expenses                                       --                   --                3,968                  --
                                                      -----------      ---------------      ---------------      --------------
Total operating expenses                                   16,191               18,467               53,684              49,578
                                                      -----------      ---------------      ---------------      --------------

Loss from operations                                      (10,558)             (13,422)             (27,974)            (18,945)
Other income, net                                             272                   89                  861                 715
                                                      -----------      ---------------      ---------------      --------------
Loss from continuing operations before income tax         (10,286)             (13,333)             (27,113)            (18,230)
Income tax expense (benefit)                                    2               (3,719)                  (1)             (5,089)
                                                      -----------      ---------------      ---------------      --------------
Loss from continuing operations                           (10,288)              (9,614)             (27,112)            (13,141)
                                                      -----------      ---------------      ---------------      --------------
Discontinued operations:
  Loss from discontinued operations, net of tax            (2,750)                  --               (2,750)             (1,927)

  Provision for exiting discontinued operations
     including operating losses during phase
     out period, net of tax                                    --                   --                   --              (8,930)
Extraordinary gain, net of transaction costs and
income taxes                                                   --                   --               17,626                  --
                                                      -----------      ---------------      ---------------      --------------

Net loss                                              $   (13,038)     $        (9,614)     $       (12,236)     $      (23,998)
                                                      ===========      ===============      ===============      ==============

Earnings (loss) per share:
Basic and Diluted

  Continuing operations                               $     (0.85)     $         (0.81)     $         (2.25)     $        (1.11)
  Discontinued operations and extraordinary gain            (0.23)                  --                 1.23               (0.91)
                                                      -----------      ---------------      ---------------      --------------
Total                                                 $     (1.08)     $         (0.81)     $         (1.02)     $        (2.02)
                                                      ===========      ===============      ===============      ==============

Weighted average number of common stock outstanding:
  Basic                                                    12,066               11,937               12,042              11,859
                                                      ===========      ===============      ===============      ==============

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

                          ENGINEERING ANIMATION, INC.

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                                (in thousands)

                                                                             September 30,               December 31,
                                                                                 2000                       1999
                                                                             -------------               ------------
                                                                              (UNAUDITED)
Assets
Current assets
   Cash and cash equivalents                                                 $    15,411                 $    10,939
   Accounts receivable, net of allowance for doubtful accounts
     Billed                                                                       16,572                      18,649
     Unbilled                                                                      2,421                       2,308
   Deferred income taxes                                                              --                       7,758
   Income taxes receivable                                                            --                         693
   Prepaid expenses and other current assets                                       1,854                       3,091
                                                                             -------------               ------------
     Total current assets                                                         36,258                      43,438
                                                                             -------------               ------------

Property and equipment, net                                                       19,971                      22,168
                                                                             -------------               ------------
Operating and other assets
   Restricted cash                                                                    --                          30
   Notes receivable                                                                1,408                       1,408
   Goodwill, software and other intangibles, net                                  10,215                      13,288
   Other                                                                              --                         232
                                                                             -------------               ------------
     Total operating and other assets                                             11,623                      14,958
                                                                             -------------               ------------
Total assets                                                                 $    67,852                 $    80,564
                                                                             =============               ============
Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable and accrued liabilities                                  $    12,093                 $     4,165
   Accrued compensation and other accrued expenses                                 1,610                       8,531
   Deferred revenue                                                                4,197                       5,204
   Income taxes payable                                                            1,584                          --
   Lines of credit                                                                    --                       4,500
   Current portion of long-term debt and lease obligations                            --                         773
   Other current liabilities                                                         620                          --
                                                                             -------------               ------------
     Total current liabilities                                                    20,104                      23,173
                                                                             -------------               ------------

Long term notes payable                                                              477                         616
Other long term liabilities                                                           --                         184
Deferred income taxes                                                                 --                         104
Net liabilities of discontinued operations                                         3,105                       1,296
Stockholders' equity
   Common stock                                                                      121                         120
   Additional paid-in capital                                                     96,317                      94,959
   Retained earnings (deficit)                                                   (51,620)                    (39,382)
   Accumulated other comprehensive loss                                             (652)                       (506)
                                                                             -------------               ------------
   Total stockholders' equity                                                     44,166                      55,191
                                                                             -------------               ------------
Total liabilities and stockholders' equity                                   $    67,852                 $    80,564
                                                                             =============               ============

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

                          ENGINEERING ANIMATION, INC.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (in thousands)

                                                                                        Nine Months Ended
                                                                                           September 30
                                                                             ----------------------------------------
                                                                                 2000                        1999
                                                                             -------------               ------------
    Net cash used in operating activities                                     $ (18,475)                  $ (5,559)
                                                                             -------------               ------------
    Cash flows from investing activities
      Purchase of property and equipment                                           (978)                    (9,228)
      Changes in other assets                                                        28                        (19)
      Capitalization of software development costs                                  (97)                    (1,404)
      Maturities of marketable securities                                            --                     20,500
      Purchases of marketable securities                                             --                     (9,622)
      Cash purchased in acquisition                                                  --                        481
      Cash consideration for acquisition of Kx                                       --                     (1,800)
      Net proceeds from sale of subsidiary, net of transaction costs             28,496                         --
      Other                                                                        (526)                        --
                                                                             -------------               ------------
    Net cash provided by (used in) investing activities                          26,923                     (1,092)
                                                                             -------------               ------------

    Cash flows from financing activities
      Net change in restricted cash                                                  30                         (2)
      Net change in short-term borrowing                                         (4,553)                     1,426
      Payments on long-term debt and capital lease obligations                     (292)                      (365)
      Net proceeds from exercise of options and warrants                            969                        960
                                                                             -------------               ------------
    Net cash provided by (used in) financing activities                          (3,846)                     2,019
                                                                             -------------               ------------
    Effect of exchange rate changes on cash and cash equivalents                   (130)                      (159)
                                                                             -------------               ------------
    Net increase (decrease) in cash and cash equivalents                          4,472                     (4,791)
    Cash and cash equivalents at beginning of period                             10,939                     23,623
                                                                             -------------               ------------
    Cash and cash equivalents at end of period                                $  15,411                   $ 18,832
                                                                             =============               ============

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

Notes To Unaudited Condensed Consolidated Financial Statements

1.      BASIS OF PRESENTATION

        The consolidated financial statements include the accounts of Engineering Animation, Inc. and the Company's subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial statements included herein reflect all adjustments, consisting of normal recurring accruals, which in the opinion of management are necessary to fairly state the Company's financial position, results of operations and cash flows for the periods presented. These financial statements should be read in conjunction with the Company's audited financial statements as included in the Company's 1999 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The results of operations for the nine-month period ended September 30, 2000 are not necessarily indicative of the results that may be expected for any subsequent quarter or for the fiscal year ending December 31, 2000. The balance sheet as of December 31, 1999 was derived from audited financial statements. The balance sheets as of September 30, 2000 and December 31, 1999 do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

        The financial statements include the operations of EAI-DELTA GmbH ("DELTA") up to March 24, 2000, the date of its sale by the Company (see
    Note 3 for further discussion of the sale).

2.      DISCONTINUED OPERATIONS

        The Company announced on July 6, 1999 that it would exit its Interactive Games and Science and Technology businesses. During 2000, the Company increased the provision for exiting discontinued operations including operating losses during the phase out period by $2.8 million. The provision includes accruals for severance payments, asset write-downs and estimated operating losses during the phase out period. The following table summarizes revenues and loss from discontinued operations for the three and nine months ended September 30, 2000 and 1999:

                                                                    Three months ended       Nine months ended
                                                                       September 30,            September 30,
(in thousands)                                                       2000         1999        2000        1999
                                                                  ----------   ---------   ----------  ----------
Revenues from discontinued operations                              $      -     $   659      $   393     $  7,640
                                                                  =========    ========    =========    =========
Discontinued operations:
    Loss from discontinued operations                                     -           -            -       (3,108)
    Income tax benefit of loss
      from discontinued operations                                        -           -            -        1,181
                                                                   --------     -------     --------      -------
      Net loss from discontinued operations                               -           -            -       (1,927)
                                                                   --------     -------     --------      -------
    Provision for exiting discontinued operations
      including operating losses during phase out period
       before tax                                                    (2,750)          -       (2,750)     (13,750)
    Income tax benefit of provision for exiting
      discontinued operations including operating
      losses during phase out period                                      -           -            -        4,820
                                                                   ---------    --------    --------      -------
     Provision for exiting discontinued operations, net of tax       (2,750)          -       (2,750)      (8,930)
                                                                   ---------    --------    --------      -------
Loss from discontinued operations, net of income taxes             $ (2,750)    $     -      $(2,750)    $(10,857)
                                                                   =========    =========    ========    ========

3.       SALE OF SUBSIDIARY

        On March 24, 2000, the Company sold DELTA to Dassault Systemes S.A. for $31.0 million in cash. The resulting gain, net of transaction costs, of $27.3 million was recognized in the first quarter of 2000 as an extraordinary gain on sale of subsidiary. The Company recorded $9.7 million in U.S. and foreign income tax expense on the transaction. The Company had acquired DELTA on December 22, 1998, and accounted for it as a pooling of interests.

4.       RESTRUCTURING AND ASSET-IMPAIRMENT CHARGES

        The Company recorded a restructuring charge of $2.7 million and an asset-impairment charge of $1.3 million in the first quarter of 2000, related to actions associated with redefining the Company's infrastructure. These charges and the related accrual included severance costs, fixed asset write-downs, office closings and other related expenses as detailed below:


                                                    Total        Cash payments/
                                               restructuring/   non-cash changes          Balance
                                              asset-impairment   against accrual        of actual
                                               change accured       in 2000          September 30,2000
                                               ---------------------------------------------------------
Serverance and other people costs              $        954  $              855  $                   99
Office closing and sublease cost                      1,751                 590                   1,161
Asset-impairment charge                               1,263                 977                     286
                                               ---------------------------------------------------------
Total                                          $      3,968  $            2,442  $                1,546
                                               ---------------------------------------------------------

        The severance payments and people costs were primarily attributed to personnel in the general and administrative support areas involuntarily terminated on March 24, 2000. Office closings and sublease costs were related to either offices that are no longer being used by the Company or offices that will be subleased out to entities not affiliated with the Company. The asset-impairment charge relates to fixed assets of offices to be closed or subleased. The Company has paid $1.4 million as of September 30, 2000 for severance and other people costs, office closings and sublease costs. Except for long-term lease payments, the Company expects most cash payments to be made by December 31, 2000.

5.      COMPREHENSIVE INCOME (LOSS)

        The following table summarizes comprehensive loss for the three and nine months ended September 30, 2000 and 1999:

                                         Three months ended               Nine months ended
(in thousands)                             September 30,                    September 30,
                                         2000            1999             2000            1999
                                   -----------------   ----------   -----------------   ----------
Net loss as reported                  $ (13,038)        $ (9,614)    $ (12,236)        $ (23,998)
Foreign currency translation               (196)             150          (146)             (172)
adjustment                         -----------------   ----------   -----------------   ----------
Total comprehensive loss              $ (13,234)        $ (9,464)    $ (12,382)        $  (24,170)
                                   =================   ==========   =================   ==========

6.      INCOME TAXES

    The Company has net operating losses and tax credits carried forward as of September 30, 2000, which result in a potential deferred tax asset. A valuation allowance is required to reduce a potential deferred tax asset when it is likely that all or some portion of the potential deferred tax asset will not be realized due to the lack of sufficient taxable income. The Company has reviewed its taxable earnings history and estimated future taxable income. Based on this assessment, the Company has provided a full valuation allowance of its deferred tax assets and will continue to assess the need for this allowance.

7.      TENDER OFFER

On September 5, 2000, the Company and Unigraphics Solutions Inc. (NYSE: UGS), a leading provider of collaborative product development software and services, announced that a definitive agreement was reached allowing UGS to acquire the Company in a cash tender offer. The total purchase price for the outstanding shares was approximately $166.2 million and the aggregate purchase price-including acquisition related costs-was approximately $205 million. The agreement called for shareholders of the Company to receive $13.75 cash for each share of Company common stock owned. The agreement was approved by both companies' boards of directors and the transaction was effected on October 12, 2000.

                  UNIGRAPHICS SOLUTIONS INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements have been derived from the application of pro forma adjustments to the historical financial statements of Unigraphics Solutions Inc. ("Company") and Engineering Animation, Inc. ("EAI"). The unaudited pro forma condensed combined balance sheet as of September 30, 2000 gives effect to the acquisition as if it occurred on September 30, 2000. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000, give effect to the merger as if it had occurred on January 1, 1999. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Fiscal Year 1999 Annual Report on Form 10-K and the Financial Information on Form 10-Q for the nine months ended September 30, 2000 for the Company and, for EAI, the following reports which are enclosed: certain financial data from the Fiscal Year 1999 Annual Report on Form 10-K and financial statements and accompanying notes to the financial statements for the nine months ended September 30, 2000.

     The pro forma adjustments are described in the notes to the unaudited pro forma condensed combined financial statements and are based on available information and assumptions that management believes are reasonable. The unaudited proforma condensed combined financial statements do not purport to present the financial position or results of operations of the Company had the merger occurred on the date specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any adjustments for the benefits that management expects to realize in connection with the acquisition. No assurances can be made as to the amount or timing of the benefits, if any, that may be realized.

     The acquisition will be accounted for using the purchase method of accounting. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the acquisition, over the fair value of the assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed combined balance sheet. The allocation of the purchase price, estimated fair values and useful lives of assets acquired and liabilities assumed may be subject to final valuation adjustments. Management of the Company does not believe the purchase price allocation and the related amortization will be materially different from the allocation presented herein.

                  UNIGRAPHICS SOLUTIONS INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                           AS OF SEPTEMBER 30, 2000
                                (in thousands)

                                                           Historical      Historical
                                                           Unigraphics    Engineering      Pro forma           Pro forma
                                                            Solutions      Animation      Adjustments           Combined
                                                         --------------  ---------------  -----------         ------------
Assets
Current assets
 Cash and cash equivalents                               $      16,216   $       15,411   $     (155)  (4e)   $    31,472
 Accounts receivable, net:
  Billed, less allowance for doubtful accounts                 112,970           16,572         (843)  (4a)       127,384
                                                                                              (1,315)  (4c)
  Unbilled                                                          --            2,421           --                2,421
Prepaid expenses                                                10,048              890        ( 113)  (4a)        10,825
Businesses held for sale                                            --              --         2,540(2)(4e)         2,540
Other current assets                                             5,146              964          (13)  (4e)         6,097
                                                         --------------  ---------------  -----------         ------------
  Total current assets                                         144,380           36,258          101              180,739
                                                         --------------  ---------------  -----------         ------------

Property and equipment, net                                     29,374           19,971       (1,966)   (2)        46,876
                                                                                                (503)  (4e)
Operating and other assets
 Notes receivable                                                   --            1,408         (128)   (2)         1,280
 Goodwill, software and other intangibles, net                  64,562           10,215      123,900    (2)       188,516
                                                                                              (8,441)  (4b)
                                                                                              (1,720)  (4d)
 Deferred income taxes                                          19,619               --       18,000    (2)        37,619
                                                         --------------  ---------------  -----------         ------------
  Total operating and other assets                              84,181           11,623      131,611              227,415
                                                         --------------  ---------------  -----------         ------------
Total assets                                             $     257,935   $       67,852      129,243          $   455,030
                                                         ==============  ===============  ===========         ============

Liabilities and Stockholders' Equity
Current liabilities
 Accounts payable and accrued liabilities                $      53,416   $       13,703   $      414    (2)   $    66,348
                                                                                                (843)  (4a)
                                                                                                (342)  (4e)
 Deferred revenue                                               19,148            4,197         (113)  (4a)        23,192
                                                                                                 (40)  (4e)
 Income taxes payable                                           22,856            1,584          (51)  (4e)        24,389
 Other current liabilities                                          --              620           --                  620
                                                         --------------  ---------------  -----------         ------------
  Total current liabilities                                     95,420           20,104         (975)             114,549
                                                         --------------  ---------------  -----------         ------------

Long-term notes payable                                             --              477           --                  477
Intercompany note                                                9,480               --      166,086    (2)       208,018
                                                                                              32,452   (4f)
Net liabilities of discontinued operations                          --            3,105           --                3,105

Stockholders' equity
Common stock                                                        50              121         (121)  (4f)            50
Class B common stock                                               313               --           --                  313
Additional paid-in capital                                     148,913           96,317      (96,317)  (4f)       148,913
Retained earnings (deficit)                                      8,080          (51,620)     (24,154)   (2)       (16,074)
                                                                                              (8,441)  (4b)
                                                                                              (1,720)  (4d)
                                                                                              (1,612)  (4e)
                                                                                              63,393   (4f)
Accumulated other comprehensive loss                            (4,321)            (652)          59   (4e)        (4,321)
                                                                                                 593   (4f)
                                                         --------------  ---------------  -----------         ------------
Total stockholders' equity                                     153,035           44,166      (68,320)             128,881
                                                         --------------  ---------------  -----------         ------------
Total liabilities and stockholders' equity               $     257,935   $       67,852   $  129,243          $   455,030
                                                         ==============  ===============  ===========         ============

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements

                    UNIGRAPHICS SOLUTIONS AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1999

                     (in thousands, except per share data)

                                                           Historical     Historical
                                                           Unigraphics   Engineering       Pro forma              Pro forma
                                                            Solutions     Animation       Adjustments              Combined
                                                       ---------------- -------------  ----------------       ------------------
Revenue:
 Software                                                  $   198,936    $   30,988         $    (563) (4a)        $   229,132
                                                                                             $    (229) (4e)
 Services                                                      234,205        39,748            (4,502) (4e)            269,451
 Hardware                                                       34,809            --                --                   34,809
                                                       ---------------- -------------  ----------------       ------------------
   Total revenue                                               467,950        70,736            (5,294)                 533,392
                                                       ---------------- -------------  ----------------       ------------------

Cost of revenue:
 Software:
   Amortization                                                 22,358         2,835            (2,835) (4b)             42,116
                                                                                                19,758  (4c)
   Royalties, distribution and other                            20,635         3,193              (563) (4a)             23,265
 Services                                                       96,067        29,520            (2,089) (4e)            123,498
 Hardware                                                       28,191            --                --                   28,191
                                                       ---------------- -------------  ----------------       ------------------
   Total cost of revenue                                       167,251        35,548            14,272                  217,070
                                                       ---------------- -------------  ----------------       ------------------
Gross profit                                                   300,699        35,188           (19,565)                 316,322
                                                       ---------------- -------------  ----------------       ------------------

Operating expenses:
 Selling, general and administrative                           167,389        44,506            (1,588) (4e)            210,307
 Research and development                                       70,963        21,409              (289) (4e)             92,083
 In-process research and development                             2,386            --            24,154   (2)             26,540
 Acquisition costs and non-recurring charges                        --          (925)               --                     (925)
                                                       ---------------- -------------  ----------------       ------------------
   Total operating expenses                                    240,738        64,990            22,277                  328,005
                                                       ---------------- -------------  ----------------       ------------------
Operating income (loss) from continuing operations              59,961       (29,802)          (41,842)                 (11,683)
Other income, net                                                5,272           959               (12) (4e)              6,219
                                                       ---------------- -------------  ----------------       ------------------
Income (loss) from continuing operations
before income taxes                                             65,233       (28,843)          (41,854)                  (5,464)
Provision for income taxes                                      23,484        (5,260)               (2) (4e)             18,222
                                                       ---------------- -------------  ----------------       ------------------
Income (loss) from continuing operations                   $    41,749    $  (23,583)        $ (41,852)             $   (23,686)
                                                       ================ =============  ================       ==================

Income (loss) from continuing operations per share:
 Basic                                                     $      1.15    $    (1.98)                               $     (0.65)
                                                       ================ =============                         ==================
 Diluted                                                   $      1.14    $    (1.98)                               $     (0.65)
                                                       ================ =============                         ==================

Weighted average number of common shares outstanding:

 Basic                                                          36,277        11,887                                     36,277
                                                       ================ =============                         ==================
 Diluted                                                        36,490        11,887                                     36,277
                                                       ================ =============                         ==================

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

                    UNIGRAPHICS SOLUTIONS AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                     (in thousands, except per share data)

                                                           Historical     Historical
                                                           Unigraphics   Engineering       Pro forma              Pro forma
                                                            Solutions     Animation       Adjustments              Combined
                                                       ---------------- -------------  ----------------       ------------------
Revenue:
 Software                                                  $   158,753    $   16,307         $  (5,233) (4a)        $   169,497
                                                                                                  (330) (4e)
 Services                                                      201,732        32,960            (3,293) (4e)            231,399
 Hardware                                                       10,522            --                --                   10,522
                                                       ---------------- -------------  ----------------       ------------------
   Total revenue                                               371,007        49,267            (8,856)                 411,418
                                                       ---------------- -------------  ----------------       ------------------

Cost of revenue:
 Software
   Amortization                                                  7,853         2,364            (2,364) (4b)             22,672
                                                                                                14,819  (4c)
   Royalties, distribution and other                            23,439         2,011            (5,233) (4a)             20,217
 Services                                                       86,347        21,546            (2,451) (4e)            105,442
 Hardware                                                        9,274            --                --                    9,274
                                                       ---------------- -------------  ----------------       ------------------
   Total cost of revenue                                       126,913        25,921             4,771                  157,605
                                                       ---------------- -------------  ----------------       ------------------
Gross profit                                                   244,094        23,346           (13,627)                 253,813
                                                       ---------------- -------------  ----------------       ------------------

Operating expenses:
 Selling, general and administrative                           134,991        29,943            (1,194) (4e)            163,740
 Research and development                                       56,890        17,409              (148) (4e)             74,151
 Non-recurring expenses                                             --         3,968                --                    3,968
                                                       ---------------- -------------  ----------------       ------------------
   Total operating expenses                                    191,881        51,320            (1,342)                 241,859
                                                       ---------------- -------------  ----------------       ------------------
Operating income (loss)                                         52,213       (27,974)          (12,285)                  11,954
Other income (expense), net                                       (505)          861                --                      356
                                                       ---------------- -------------  ----------------       ------------------
Income (loss) from continuing operations before income
 taxes                                                          51,708       (27,113)          (12,285)                  12,310
Provision for income taxes                                      18,615            (1)               --                   18,614
                                                       ---------------- -------------  ----------------       ------------------
Income (loss) from continuing operations                    $   33,093    $  (27,112)        $ (12,285)             $    (6,304)
                                                       ================ =============  ================       ==================

Income (loss) from continuing operations per share:
 Basic                                                      $     0.91    $    (2.25)                               $     (0.17)
                                                       ================ =============                         ==================
 Diluted                                                    $     0.90    $    (2.25)                               $     (0.17)
                                                       ================ =============                         ==================

Weighted average number of common shares outstanding:
 Basic                                                          36,312        12,042                                     36,312
                                                       ================ =============                         ==================
 Diluted                                                        36,639        12,042                                     36,312
                                                       ================ =============                         ==================

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

                  UNIGRAPHICS SOLUTIONS INC. AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1:  BASIS OF PRESENTATION

        The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2000 gives effect to the acquisition as if it had occurred on September 30, 2000. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 give effect to the acquisition as if it had occurred on January 1, 1999. These statements are prepared on the basis of accounting for the acquisition as a purchase business combination.

NOTE 2:  PURCHASE PRICE AND PURCHASE PRICE ALLOCATION

Purchase Price

        The Company will account for the transaction as a purchase of EAI. The purchase price, which was funded through advances under the Company's Intercompany Credit Agreement, was determined as follows (in thousands):

EAI common stock at $13.75 per share                              $ 166,158
Payout on EAI options in-the-money                                   12,185
Acquisition costs                                                    20,195
                                                              --------------

Purchase price                                                    $ 198,538
                                                              ==============


Purchase Price Allocation

        The purchase price was allocated to the fair value of the net assets acquired and to goodwill as follows (in thousands):

Cash and cash equivalents                                         $  15,256
Accounts receivable                                                  16,835
Property and equipment                                               17,502
Deferred income taxes                                                18,000
In-process research and development                                  24,154
Businesses held for sale                                              2,540
Other assets                                                          3,062
Current liabilities                                                 (19,129)
Other liabilities                                                    (3,582)
Goodwill and other intangibles                                      123,900
                                                              --------------

Purchase price                                                    $ 198,538
                                                              ==============

NOTE 3:  EARNINGS PER COMMON SHARE

        Pro forma earnings per common share has been computed based upon results as if the acquisition occurred on January 1, 1999. The transaction had no effect on the Company's weighted average number of common shares outstanding nor the incremental increase in common shares outstanding assuming the exercise of all employee stock options that would have had a dilutive effect on earnings per share.

                  UNIGRAPHICS SOLUTIONS INC. AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 4:  OTHER PRO FORMA ADJUSTMENTS

a)  All balances and transactions between the Company and EAI are eliminated.

b) Historical goodwill carried on the balance sheet and associated amortization recorded on the statements of operations of EAI are eliminated.

c) The effect of allocating a portion of the purchase price to goodwill results in additional amortization expense of $19.8 million and $14.8 million for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively.

d) Software development costs carried on the balance sheet by EAI in compliance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, are eliminated as such intangible assets are effected in the purchase price allocation.

e) The Company is actively pursuing divestiture of the litigation line of business. The Sweden subsidiary was divested on December 5, 2000. All transactions and balances arising from these business operations are eliminated. The balance sheet reflects the expected proceeds from these divestitures, net of related transaction costs.

f) The pro forma adjustments reflect the elimination of the EAI historical common stock, additional paid-in capital, retained deficit and accumulated other comprehensive loss as of September 30, 2000.